Exhibit 5.1 DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020-1104 www.dlapiper.com

T 212.335.4500 F 212.335.4501

November 13, 2015

Board of Trustees

LaSalle Hotel Properties

7550 Wisconsin Avenue, 10th Floor

Bethesda, Maryland 20814

Re:	Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to LaSalle Hotel Properties, a Maryland real estate investment trust (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company of common shares of beneficial interest of the Company, par value $0.01 per share (the “Common Shares”), preferred shares of beneficial interest of the Company, par value $0.01 per share (the “Preferred Shares”), debt securities of the Company (the “Debt Securities”), depository shares evidenced by receipts representing fractional interests in Preferred Shares (the “Depository Shares”) and warrants to purchase Common Shares or Preferred Shares (the “Warrants” and, together with the Common Shares, the Preferred Shares, the Debt Securities and the Depositary Shares, the “Offered Securities”), having an indeterminate aggregate maximum offering price. The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto.

The Debt Securities will be issued pursuant to one or more indentures between the Company and trustees yet to be named. The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”), substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Any Warrants will be evidenced by a warrant certificate and issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

Board of Trustees

LaSalle Hotel Properties

November 13, 2015

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement, including the form of indenture filed as Exhibit 4.5 to the Registration Statement (the “Indenture”), and the related base prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(b)	the Articles of Amendment and Restatement of Declaration of Trust of the Company, together with all amendments and articles supplementary filed to date with respect thereto (the “Declaration of Trust”), as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as of December 29, 2014 and by the Secretary of the Company as of the date hereof;

(c)	the Company’s Third Amended and Restated Bylaws (the “Bylaws”), as certified by the Secretary of the Company as of the date hereof;

(d)	the form of certificate representing a Common Share, as certified by the Secretary of the Company as of the date hereof;

(e)	copies of resolutions duly adopted by the Board of Trustees of the Company (the “Board”) at a meeting held on July 21, 2015 relating to, among other things, the registration, issuance and sale of the Offered Securities (the “Resolutions”), as certified by the Secretary of the Company as of the date hereof;

(f)	an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters; and

(g)	the certificate of the SDAT as to the due formation, existence and good standing of the Company in the State of Maryland dated November 3, 2015 (the “Good Standing Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and

Board of Trustees

LaSalle Hotel Properties

November 13, 2015

binding effect and, with the exception of the Indenture, enforceability thereof upon the Company. We have also assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indentures will be valid and legally binding obligations of the applicable trustees thereunder.

As to factual matters, we have relied upon representations included in certificates of officers of the Company and in certificates of public officials.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

1.	The Company is a real estate investment trust duly formed and validly existing and in good standing under the laws of the State of Maryland, and has the requisite trust power to issue the Offered Securities.

2.	The Company has the authority pursuant to its Declaration of Trust to issue the Common Shares that may be issued under the Registration Statement and, with respect to the Common Shares, (a) when the terms of the issuance and the sale of the Common Shares have been duly established in conformity with the Declaration of Trust and the Bylaws and (b) when the Common Shares have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then the Common Shares will be validly issued, fully paid and non-assessable.

3.

The Company has authority pursuant to its Declaration of Trust to issue the Preferred Shares that may be issued under the Registration Statement and, with respect to the Preferred Shares, (a) when the terms of the particular class or series of Preferred Shares and of the issuance and sale of such Preferred Shares have been duly established in conformity with the Declaration of Trust and the Bylaws, (b) with respect to a particular class or series of Preferred Shares, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations,

Board of Trustees

LaSalle Hotel Properties

November 13, 2015

preferences, rights, qualifications, limitations or restrictions of such Preferred Shares, and (c) when such class or series of Preferred Shares has been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Preferred Shares will be validly issued, fully paid and non-assessable.

4.	With respect to the Debt Securities, (a) when the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Declaration of Trust and Bylaws, (b) when the Debt Securities have been duly executed, issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and (c) such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then, so long as the Debt Securities are issued pursuant to an indenture in the form of the Indenture with the appropriate terms of the Debt Securities included therein, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

Board of Trustees

LaSalle Hotel Properties

November 13, 2015

5.	Assuming the Company has authority to issue the underlying Preferred Shares and that such Preferred Shares have been legally issued, to which we opine above, the Company has authority pursuant to its Declaration of Trust to issue the Depositary Shares that may be issued under the Registration Statement, and, with respect to the Depositary Shares, (a) when the terms of the particular class or series of Preferred Shares represented by the Depositary Shares and of the issuance and sale of such Depositary Shares have been duly established in conformity with the Declaration of Trust and the Bylaws, (b) with respect to a particular class or series of Preferred Shares represented by Depositary Shares, when Articles Supplementary have been duly filed with and accepted for record by the SDAT establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Preferred Shares, (c) when a Deposit Agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and the Depositary, and (d) when the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Shares represented by the Depositary Shares have been duly delivered to the Depositary under a Deposit Agreement and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, the Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement relating to such Depositary Shares.

6.

With respect to the Warrants, (a) when the terms of the particular class or series of Warrants and of the issuance and sale of such Warrants have been duly established in conformity with the Declaration of Trust and the Bylaws, (b) when such Warrants have been duly issued and sold as contemplated by the Registration Statement, the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Warrant Agreement (including a form of certificate representing the Warrants) has been duly executed and delivered and (d) when the certificates representing such

Board of Trustees

LaSalle Hotel Properties

November 13, 2015

Warrants have been duly executed and delivered by the Company and the applicable warrant agent in accordance with the applicable Warrant Agreement, and if all the foregoing actions are taken pursuant to the authority granted by the Board, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with the authorization of the Board, or a duly authorized committee thereof, then such Warrants will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Warrants and the terms of the applicable Warrant Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

The opinion in paragraph 1 with respect to formation, existence and good standing of the Company in the State of Maryland is based solely on the Good Standing Certificate. In expressing the opinions above, we have assumed that (i) any Common Shares or Preferred Shares will not be issued in violation of Article VII of the Declaration of Trust, as amended or supplemented as of the date hereof, (ii) after the issuance of any Offered Securities pursuant to the Registration Statement, the total number of issued Common Shares or Preferred Shares, as applicable, together with the total number of Common Shares or Preferred Shares reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares or Preferred Shares, as applicable, under the Declaration of Trust, (iii) with respect to the Debt Securities, the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 with have been properly filed with the Commission, and (iv) each of the applicable Debt Securities, Indentures, Deposit Agreements and Warrant Agreements will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.

The foregoing opinions are limited to the Maryland REIT Law, as defined in Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, and the laws of the State of New York, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities (or “blue sky”) laws, including the securities laws of the State of Maryland or any federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our

Board of Trustees

LaSalle Hotel Properties

November 13, 2015

opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland REIT Law or the laws of the State of New York, we do not express any opinion on such matter.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ DLA Piper LLP (US)